Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Announces
Fourth Quarter and Fiscal Year 2021 Financial Results
Achieves New Record for Portfolio Fair Value of $865 Million
Net Investment Income of $0.42 Per Share for the Fourth Quarter
DECLARES FIRST QUARTER 2022 DISTRIBUTION OF $0.36 PER SHARE
Menlo Park, Calif., March 2, 2022 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2021 and the declaration by its Board of Directors of its first quarter 2022 distribution of $0.36 per share.
Fourth Quarter 2021 Highlights
▪Signed a record $724.9 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”) and TPVG closed a record $232.3 million of new debt commitments to venture growth stage companies;
▪Funded $161.1 million in debt investments to 19 portfolio companies with a 14.4% weighted average annualized portfolio yield at origination;
▪Achieved a 14.9% weighted average annualized portfolio yield on total debt investments for the quarter;
▪Earned net investment income of $12.9 million, or $0.42 per share, up from $9.9 million, or $0.32 per share, for the prior quarter;
▪TPVG portfolio companies Enjoy Technology, Inc. and Bird Global, Inc. completed SPAC mergers, Rent the Runway, Inc. completed its initial public offering, and Grove Collaborative, Inc. announced plans to go public through a SPAC merger;
▪Debt investment portfolio weighted average investment ranking of 1.87 as of quarter’s end;
▪Realized an 11.9% return on average equity, based on net investment income during the quarter;
▪Held debt investments in 49 portfolio companies, an increase of 22.5% from the prior quarter, warrants in 81 portfolio companies and equity investments in 40 portfolio companies as of December 31, 2021;
▪Ended the quarter with a 1.08x leverage ratio;
▪Increased net asset value to $434.5 million, or $14.01 per share, as of December 31, 2021; and
▪Declared a first quarter distribution of $0.36 per share, payable on March 31, 2022; bringing total declared distributions to $11.86 per share since the Company’s initial public offering.
Fiscal Year 2021 Highlights
▪Earned net investment income of $41.1 million, or $1.33 per share, and $36.1 million of net realized and unrealized gains on investments, or $1.17 per share;
▪Increased net asset value by $1.04 per share from $12.97 per share to $14.01 per share;
▪Paid distributions of $1.44 per share;
▪Signed $1.5 billion of term sheets with venture growth stage companies at TPC and TPVG closed $541.5 million of new debt commitments to venture growth stage companies;
▪Funded $411.0 million in debt investments to 39 portfolio companies with a 13.5% weighted average annualized portfolio yield at origination and funded $5.2 million in direct equity investments in private rounds of financing to 15 portfolio companies;
▪Achieved a 13.7% weighted average annualized portfolio yield on total debt investments;
▪Increased revolving credit facility (“Credit Facility”) capacity to $350 million from $325 million;
▪In April, DBRS confirmed TPVG’s investment grade rating, BBB Long-Term Issuer rating, with a stable trend outlook;
▪Raised $200 million in aggregate principal amount from the private issuance of 4.50% institutional notes due 2026 and used a portion of the proceeds to redeem all of TPVG’s 5.75% notes due 2022;
▪Nine TPVG portfolio companies completed initial public offerings or closed SPAC mergers, and seven TPVG portfolio companies announced plans to go public through initial public offerings or SPAC mergers; and
▪Estimated undistributed taxable earnings from net investment income of $12.4 million, or $0.40 per share, as of December 31, 2021.

“We are pleased with our strong finish for the year as we executed on our 2021 playbook,” said Jim Labe, chairman and chief executive officer of TPVG. “We capitalized on the thriving venture capital market in 2021 to continue to grow our investment portfolio in a disciplined manner, culminating in a fourth quarter in which we over-earned our dividend and achieved our second highest level of quarterly fundings since our IPO.”
“Our performance in 2021 demonstrated the value potential associated with our warrant and equity investments and the overall quality of our portfolio, resulting in a substantial increase in net asset value,” said Sajal Srivastava, president and chief investment officer of the Company. “With the completion this week of our third investment grade debt offering to date we are well positioned to continue to invest in leading venture growth stage companies.”
PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended December 31, 2021, the Company entered into $232.3 million of new debt commitments with 16 portfolio companies, funded debt investments totaling $161.1 million to 19 portfolio companies, acquired warrants valued at $3.0 million in 18 portfolio companies and made equity investments of $2.7 million in five portfolio companies. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 14.4% at origination. During the quarter, the Company received $60.8 million of principal prepayments and had $9.6 million of scheduled principal amortization. The weighted average annualized portfolio yield on total debt investments for the fourth quarter was 14.9%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The return on average equity for the fourth quarter was 11.9%. The Company calculates return on average equity as the annualized rate of net investment income recognized during the period divided by the Company’s average net asset value during the period.
As of December 31, 2021, the Company held debt investments in 49 portfolio companies, warrants in 81 portfolio companies and equity investments in 40 portfolio companies. The total cost and fair value of these investments were $837.8 million and $865.3 million, respectively.
Total portfolio investment activity for the three months and years ended December 31, 2021 and 2020 was as follows:

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Beginning portfolio at fair value	$767,013	$646,813	$633,779	$653,129
New debt investments, net(a)	157,035	65,602	401,095	200,068
Scheduled principal amortization	(9,590)	(10,837)	(61,892)	(48,262)
Principal prepayments and early repayments	(60,803)	(62,959)	(160,939)	(155,116)
Amortization and accretion of premiums and discounts, net and end-of term payments	3,034	2,661	8,050	14,795
Payment-in-kind coupon	1,647	2,252	7,977	8,139
New warrant investments	3,015	1,969	8,534	3,757
New equity investments	3,053	483	7,737	2,315
Proceeds from dispositions of investments	(428)	(5,026)	(15,511)	(32,926)
Net realized gains (losses) on investments	(819)	3,928	(19,626)	8,978
Net change in unrealized gains (losses) on investments	2,183	(11,107)	56,136	(21,098)
Ending portfolio at fair value	$865,340	$633,779	$865,340	$633,779
_____________
(a)Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended December 31, 2021, TPC entered into $724.9 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.
UNFUNDED COMMITMENTS
As of December 31, 2021, the Company’s unfunded commitments totaled $191.7 million, of which $50.3 million was dependent upon portfolio companies reaching certain milestones. Of the $191.7 million of unfunded commitments, $131.5 million will expire during 2022 and $60.2 million will expire during or after 2023, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

RESULTS OF OPERATIONS
Total investment and other income was $25.9 million for the fourth quarter of 2021, representing a weighted average annualized portfolio yield of 14.9% on total debt investments, as compared to $23.4 million and 15.2% for the fourth quarter of 2020. The increase in total investment and other income was primarily due to a higher weighted average principal amount outstanding on our income-bearing debt investment portfolio. For the year ended December 31, 2021, the Company’s total investment and other income was $87.4 million, as compared to $91.2 million for year ended December 31, 2020, representing a weighted average annualized portfolio yield on total debt investments of 13.7% and 13.8%, respectively.
Operating expenses for the fourth quarter of 2021 were $13.0 million as compared to $11.5 million for the fourth quarter of 2020. Operating expenses for the fourth quarter of 2021 consisted of $4.8 million of interest expense and amortization of fees, $3.3 million of base management fees, $3.2 million of income incentive fees, $0.5 million of administration agreement expenses and $1.2 million of general and administrative expenses. Operating expenses for the fourth quarter of 2020 consisted of $3.5 million of interest expense and amortization of fees, $3.1 million of base management fees, $2.8 million of income incentive fees, $0.4 million of administration agreement expenses and $1.7 million of general and administrative expenses. The Company’s total operating expenses were $46.3 million and $43.3 million for the years ended December 31, 2021 and 2020, respectively.
For the fourth quarter of 2021, the Company recorded net investment income of $12.9 million, or $0.42 per share, as compared to $11.9 million, or $0.39 per share, for the fourth quarter of 2020. The increase in net investment income between periods was driven primarily by greater investment and other income. Net investment income for the year ended December 31, 2021 was $41.1 million, or $1.33 per share, compared to $47.9 million, or $1.57 per share, for the year ended December 31, 2020.
During the fourth quarter of 2021, the Company recorded $1.2 million of net realized losses on investments, consisting of $1.5 million of realized losses, partially offset by $0.3 million of realized gains. During the fourth quarter of 2020, the Company recorded net realized gains on investments of $4.0 million.
Net change in unrealized gains on investments for the fourth quarter of 2021 were $2.2 million, resulting from $1.1 million of net unrealized gains from fair value and other adjustments on the Company’s warrant and equity portfolio and $1.1 million of net unrealized gains on the Company’s debt investment portfolio. Net change in unrealized losses on investments for the fourth quarter of 2020 were $11.1 million. The Company’s net realized and unrealized gains were $35.5 million for the year ended December 31, 2021, compared to net realized and unrealized losses of $12.5 million for the year ended December 31, 2020.
The Company’s net increase in net assets resulting from operations for the fourth quarter of 2021 was $13.9 million, or $0.45 per share, as compared to $4.8 million, or $0.15 per share, for the fourth quarter of 2020. For the year ended December 31, 2021, the Company’s net increase in net assets resulting from operations was $76.6 million, or $2.47 per share, as compared to $35.3 million, or $1.16 per share, for the year ended December 31, 2020.
CREDIT QUALITY
The Company maintains a credit watch list with portfolio companies placed into one of five credit categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another credit category.
As of December 31, 2021, the weighted average investment ranking of the Company’s debt investment portfolio was 1.87, as compared to 1.94 at the end of the prior quarter. During the quarter ended December 31, 2021, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: five portfolio companies with an aggregate principal balance of $122.5 million were upgraded from White (2) to Clear (1) and two portfolio companies with an aggregate principal balance of $41.7 million were downgraded from White (2) to Yellow (3).
The following table shows the credit categories for the Company’s debt investments at fair value as of December 31, 2021 and 2020:

	December 31, 2021			December 31, 2020
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$166,091	21.9%	8	$74,276	12.7%	5
White (2)	538,167	71.1	38	413,193	70.8	24
Yellow (3)	41,628	5.5	2	59,489	10.2	2
Orange (4)	11,336	1.5	1	21,377	3.7	1
Red (5)	—	—	—	15,000	2.6	1
	$757,222	100.0%	49	$583,335	100.0%	33

NET ASSET VALUE
As of December 31, 2021, the Company’s net assets were $434.5 million, or $14.01 per share, as compared to $400.4 million, or $12.97 per share, as of December 31, 2020.
LIQUIDITY AND CAPITAL RESOURCES
As of December 31, 2021, the Company had total liquidity of $209.1 million, consisting of cash, cash equivalents and restricted cash of $59.1 million and available capacity under its Credit Facility of $150.0 million (which excludes an additional $50.0 million available under the Credit Facility’s accordion feature), subject to existing advance rates, terms and covenants. The Company ended the quarter with a 1.08x leverage ratio, and an asset coverage ratio of 192%.
DISTRIBUTION
On February 22, 2022, the Company’s board of directors declared a regular quarterly distribution of $0.36 per share for the first quarter of 2022, payable on March 31, 2022 to stockholders of record as of March 15, 2022. As of December 31, 2021, the Company had estimated spillover income of $12.4 million, or $0.40 per share.
SUBSEQUENT EVENTS
Since December 31, 2021 and through March 1, 2022:
▪TPVG raised $125 million in aggregate principal amount from the private issuance of 5.0% institutional notes due 2027, initially assigned a BBB rating by DBRS, Inc.1;
▪TPC’s direct originations platform entered into $432.3 million of additional non-binding signed term sheets with venture growth stage companies;
▪The Company received $89.0 million of principal prepayments generating more than $3.0 million of accelerated income; and
▪TPVG portfolio companies Inspirato LLC and Sonder Holdings Inc. completed SPAC mergers.
CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, March 2, 2022, to discuss its financial results for the quarter and fiscal year ended December 31, 2021. To listen to the call, investors and analysts should dial 1 (844) 826-3038 (domestic) or 1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through April 2, 2022, by dialing 1 (877) 344-7529 (domestic) or 1 (412) 317-0088 (international) and entering conference ID 6732520. The conference call will also be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for one year after the call.
ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.

1 A rating from DBRS, Inc., or any other rating agency, is not a recommendation to buy, sell or hold securities of TPVG. Ratings are subject to revision, suspension or withdrawal at any time by the relevant rating agency.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, the impact of the COVID-19 pandemic and its effects on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
INVESTOR RELATIONS AND MEDIA CONTACT
The IGB Group            The IGB Group
Leon Berman            Mike Adamo
212-477-8438            860-977-3829
lberman@igbir.com        madamo@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	December 31, 2021	December 31, 2020
Assets
Investments at fair value (amortized cost of $837,849 and $662,423, respectively)	$865,340	$633,779
Cash and cash equivalents	51,272	38,219
Restricted cash	7,875	6,458
Deferred credit facility costs	2,170	3,152
Prepaid expenses and other assets	1,013	1,901
Total assets	$927,670	$683,509

Liabilities
Revolving Credit Facility	$200,000	$118,000
2022 Notes, net	—	73,964
2025 Notes, net	69,348	69,148
2026 Notes, net	198,155	—
Other accrued expenses and liabilities	25,676	21,962
Total liabilities	$493,179	$283,074

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	310	309
Paid-in capital in excess of par value	414,218	412,514
Total distributable earnings (loss)	19,963	(12,388)
Total net assets	$434,491	$400,435
Total liabilities and net assets	$927,670	$683,509

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	31,011	30,871
Net asset value per share	$14.01	$12.97

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)
Investment income
Interest income from investments	$25,172	$22,811	$82,829	$88,572
Other income	697	611	4,563	2,612
Total investment and other income	$25,869	$23,422	$87,392	$91,184

Operating expenses
Base management fee	$3,266	$3,067	$12,513	$12,424
Income incentive fee	3,226	2,782	10,276	8,717
Interest expense and amortization of fees	4,784	3,511	17,373	15,494
Administration agreement expenses	502	450	2,000	2,121
General and administrative expenses	1,184	1,736	4,126	4,574
Total operating expenses	$12,962	$11,546	$46,288	$43,330

Net investment income	$12,907	$11,876	$41,104	$47,854

Net realized and unrealized gains (losses)
Net realized gains (losses) on investments	$(1,237)	$3,990	$(20,001)	$8,550
Net change in unrealized gains (losses) on investments	2,183	(11,107)	56,136	(21,097)
Net realized loss on extinguishment of debt	—	—	(681)	—
Net realized and unrealized gains (losses)	$946	$(7,117)	$35,454	$(12,547)

Net increase in net assets resulting from operations	$13,853	$4,759	$76,558	$35,307

Basic and diluted net investment income per share	$0.42	$0.39	$1.33	$1.57
Basic and diluted net increase in net assets per share	$0.45	$0.15	$2.47	$1.16
Basic and diluted weighted average shares of common stock outstanding	30,989	30,836	30,936	30,566

Basic and diluted regular distributions declared per share	$0.36	$0.36	$1.44	$1.44
Basic and diluted special distributions declared per share	—	0.10	—	0.10
Total basic and diluted distributions declared per share	$0.36	$0.46	$1.44	$1.54

Weighted Average Portfolio Yield on Total Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Weighted average portfolio yield on total debt investments(2)	14.9%	15.2%	13.7%	13.8%
Coupon income	9.6%	9.4%	9.7%	9.8%
Accretion of discount	1.1%	1.1%	0.9%	1.0%
Accretion of end-of-term payments	1.6%	1.7%	1.5%	1.7%
Impact of prepayments during the period	2.6%	3.0%	1.6%	1.3%
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(1)Weighted average portfolio yields on total debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period.
(2)The weighted average portfolio yields on total debt investments reflected above do not represent actual investment returns to the Company’s stockholders.